Exhibit 10.6.1

FIRST AMENDED INVESTMENT MANAGEMENT AGREEMENT

THIS FIRST AMENDED INVESTMENT MANAGEMENT AGREEMENT (the “Agreement”), effective January 1, 2018, is entered into by and between Employers Mutual Casualty Company, an Iowa corporation (hereinafter referred to as “EMCC”), and
EMC Risk Services, LLC, an Iowa limited liability company (“ERS”); and
Union Insurance Company of Providence, an Iowa corporation (“Union”); and
EMC Property & Casualty Company, an Iowa corporation (“EMC P&C”); and
EMC Insurance Group Inc., an Iowa corporation (“Group”); and
EMCASCO Insurance Company, an Iowa corporation (“EMCASCO”); and
Illinois EMCASCO Insurance Company, an Iowa corporation (“Illinois EMCASCO”); and
Dakota Fire Insurance Company, a North Dakota corporation (“Dakota”); and
EMC Reinsurance Company, an Iowa corporation (“EMC Re”); and
EMC Underwriters, LLC, an Iowa limited liability company (“Underwriters”)
(collectively all of the companies listed, with the exception of EMCC, shall be referred to as “the Companies”).
WHEREAS, EMCC maintains an investment department and an accounting department knowledgeable in the regulatory requirements governing insurance company investments; and
WHEREAS, the Companies believe it to be in their best interests to enter into an agreement with EMCC for the provision of investment management services; and
WHEREAS, EMCC and the Companies each desire that the investment management services of EMCC be made available as needed;
NOW, THEREFORE, in consideration of the mutual promises stated in this Agreement and intending to be legally bound, the parties agree as follows:

1.	SERVICES PERFORMED BY EMCC

Upon request by the Companies and acceptance and approval by EMCC, EMCC shall perform those mutually agreed upon investment management services reasonably required to assist the Companies, which may include, but not be limited to:

•	Serving as a centralized point for handling invested assets such as bonds, stocks, short-term investments and certain other invested assets;

•	Identifying investments to provide for the funding of liabilities, organizing the custody of those assets and transferring funds to meet operational needs;

•	Establishing and overseeing the activities of external investment managers;

•	Establishing and collateralizing lines of credit;

•	Preparing data for regulatory and rating agencies;

•	Preparing reports for various internal committees of each of the Companies; and

•	Overseeing securities lending activities.
In providing services under this Agreement, EMCC’s standard of care shall be that of a fiduciary when providing such services to the Companies.
The Companies will maintain oversight for functions provided to the Companies by EMCC and the Companies will monitor services at least annually for quality assurance.
Books and records of the Companies include all books and records developed or maintained under or related to this Agreement. All books and records of the Companies are and shall remain the property of the Companies and are subject to control of the Companies.
In providing services under this Agreement, EMCC will manage the Companies’ investments in accordance with the applicable state investment statute.
2. Compensation.     Each of the companies that comprise the Companies shall reimburse EMCC for the cost of their investment management services which will include actual expenses incurred by each company (paid by EMCC) plus an allocation of other investment expenses incurred by EMCC, which is based on a weighted-average of total invested assets and number of investment transactions of each company. Payments for all said investment management expenses and/or costs shall be due to EMCC no later than forty-five (45) days after the end of each quarter and shall comply with the requirements in the NAIC Accounting Practices and Procedures Manual. The Companies shall not advance funds to EMCC under this Agreement except to pay for services defined in this Agreement. All funds and invested assets of the Companies are the exclusive property of the Companies, held for the benefit of the Companies, and subject to the control of the Companies.

3.Effective Date. Subject to any necessary regulatory approval, the effective date of this Agreement shall be January 1, 2018, and this Agreement amends and replaces the Investment Management Agreement dated December 31, 2007.

4.Term. The term of this Agreement shall be for a period of one (1) year, and will automatically extend for additional one (1) year terms unless written notice is given by one of the parties at least ninety (90) days prior to the expiration of the then-current one-year term, in accordance with the requirements set out below.

5.Termination. Any party may terminate its involvement in this Agreement upon ninety (90) days prior written notice to the other party or parties. Notwithstanding the foregoing, the parties may agree to a shorter termination period by written agreement signed by the terminating parties. Any of the individual companies that comprise the Companies may terminate its involvement in this Agreement without causing this entire Agreement to terminate, and EMCC may terminate its agreement with any of the individual companies that comprise the Companies without terminating the entire Agreement. If the Agreement is terminated by the parties, the parties shall provide notice to the Iowa Insurance Division of such termination.
Any party may terminate this Agreement at any time upon delivery of written notice to the other (i) if the other party applies for or consents to the appointment of a trustee or liquidator of all, or a substantial part of, its assets, files a voluntary petition in bankruptcy, admits in writing its inability to pay its debts as they become due, makes a general assignment for the benefit of creditors, files a petition or an answer seeking reorganization or arrangement with creditors or taking advantage of any insolvency law; or (ii) if an order, judgment, or decree is entered by a court of competent jurisdiction adjudicating the other party bankrupt or insolvent, approving a petition seeking reorganization, or appointing a trustee or liquidator of all or a substantial part of its assets.
EMCC has no automatic right to terminate this Agreement if any of the Companies are placed in receivership pursuant to Iowa Code chapter 507C. If any of the Companies are placed in receivership or seized by the commissioner under the Iowa Receivership Act, all of the rights of the Companies under this Agreement extend to the receiver or the commissioner and all books and records will immediately be made available to the receiver or the commissioner and shall be turned over to the receiver or the commissioner immediately upon the receiver’s or the commissioner’s request. EMCC will continue to maintain any systems, programs, or other infrastructure notwithstanding a seizure by the commissioner under Iowa Code chapter 507C, and will make them available to the receiver for so long as EMCC continues to receive timely payment for services rendered.
In the event of termination by any party for any reason, EMCC shall (i) proceed to transfer all of its responsibilities under this Agreement to the terminating company or the Companies, or any management company designated by the terminating company or the Companies, in an orderly fashion subject to a full and complete accounting, and (ii), if so requested by the terminating company or the Companies, make a good faith effort to find another company to provide the services performed by EMCC for the benefit of the Companies pursuant to this Agreement.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and to the benefit of their respective successors and assigns. If any party seeks to assign its rights under this Agreement, the parties shall seek prior approval of such assignment from the Iowa Insurance Division.
6.Independent Contractors. Nothing in this Agreement shall affect the separate identities of the Companies and EMCC. Except as specifically agreed herein, no party to this Agreement intends to be the partner or agent of the other. No party intends to limit any other party in any manner in the conduct of its businesses, ventures, or activities not specifically provided for in this Agreement.

7.Amendments. This Agreement may be amended at any time by mutual agreement of the parties, provided that any amendment shall be in writing signed by the parties and shall be subject to regulatory approval before it becomes effective.

8.Indemnity. The Companies shall indemnify and hold harmless EMCC and will reimburse EMCC for any loss, liability, claim, damage, expense, including cost of investigation and defense and reasonable attorney fees and expenses, sustained or incurred by EMCC arising out of or relating to any breach by the Companies of its duties, obligations, or representations under this Agreement. EMCC shall indemnify and hold harmless the Companies and will reimburse the Companies for any loss, liability, claim, damage, expense, including cost of investigation and defense and reasonable attorney fees and expenses, sustained or incurred by the Companies in the event of gross negligence or willful misconduct on the part of EMCC in providing the services in this Agreement.

9.Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute but one and the same instrument, but none of which will be deemed to be binding unless and until all parties have signed this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 4th day of June, 2018, to be effective as of January 1, 2018.

EMPLOYERS MUTUAL CASUALTY COMPANY

By: /s/ Bruce G. Kelley
Bruce G. Kelley
President and Chief Executive Officer

EMC RISK SERVICES, LLC

By: /s/ Bradley J. Fredericks
Bradley J. Fredericks
Senior Vice President

UNION INSURANCE COMPANY OF PROVIDENCE

By: /s/ Bradley J. Fredericks
Bradley J. Fredericks
Senior Vice President & Chief Investment Officer

EMC PROPERTY & CASUALTY COMPANY

By: /s/ Bradley J. Fredericks
Bradley J. Fredericks
Senior Vice President & Chief Investment Officer

EMC INSURANCE GROUP INC.

By: /s/ Bradley J. Fredericks
Bradley J. Fredericks
Senior Vice President & Chief Investment Officer

EMCASCO INSURANCE COMPANY

By: /s/ Bradley J. Fredericks
Bradley J. Fredericks
Senior Vice President & Chief Investment Officer

ILLINOIS EMCASCO INSURANCE COMPANY

By: /s/ Bradley J. Fredericks
Bradley J. Fredericks
Senior Vice President & Chief Investment Officer

DAKOTA FIRE INSURANCE COMPANY

By: /s/ Bradley J. Fredericks
Bradley J. Fredericks
Senior Vice President & Chief Investment Officer

EMC REINSURANCE COMPANY

By: /s/ Bradley J. Fredericks
Bradley J. Fredericks
Senior Vice President & Chief Investment Officer

EMC UNDERWRITERS, LLC

By: /s/ Bradley J. Fredericks
Bradley J. Fredericks
Senior Vice President